As filed with the Securities and Exchange Commission on June 25, 2009
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BRIGHTPOINT, INC.
(Exact name of registrant as specified in its charter)

Indiana	35-1778566
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
7365 Interactive Way
Suite 200
Indianapolis, IN 46278
Telephone: (317) 707-2355
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Robert Laikin, Chief Executive Officer
Brightpoint, Inc.
7365 Interactive Way
Suite 200
Indianapolis, IN 46278
Telephone: (317) 707-2355
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert J. Mittman, Esq.	Joseph E. DeGroff, Esq.
Blank Rome LLP	Ice Miller LLP
405 Lexington Avenue	One American Square, Suite 2900
New York, NY 10174	Indianapolis, IN 46282
Telephone: (212) 885-5555	Telephone: (317) 236-2100
Facsimile: (212) 885-5001	Facsimile: (317) 236-2219

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I. D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered	per share	price	registration fee
Common Stock, par value $.01 per share	30,000,000 (1)(2)	$6.09 (3)	$182,700,000(3)	$10,194

(1)	All of the shares of common stock being registered hereby are being offered for the account of a selling shareholder who acquired such shares in a private transaction. Except as set forth in the footnotes below, no other shares of the registrant’s common stock are being registered pursuant to this registration statement.

(2)	Pursuant to Rule 416 of the Securities Act of 1933, there are also being registered such additional shares as may be offered or issued to the selling shareholder to prevent dilution resulting from stock dividends, stock splits or other similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) of the Securities Act of 1933 the registration fee has been calculated based on the average of the high and low prices, as reported by NASDAQ, for the registrant’s common stock on June 24, 2009.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

          The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated June ___, 2009
PROSPECTUS
BRIGHTPOINT, INC.
30,000,000 shares of common stock
          Up to 30,000,000 shares of our common stock may be offered and sold by the selling shareholder identified on page 4 of this prospectus from time to time. We will not receive any proceeds from sales of the shares of our common stock by the selling shareholder.
          The securities offered by this prospectus may be sold through one or more underwriters or in other manners as set forth under the heading “Plan of Distribution.” Each time the selling shareholder offers any shares of our common stock pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the offering price, and may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the particular offering.
          You should carefully read this prospectus and any accompanying prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, before you invest in our common stock.
          Our common stock is listed on the Nasdaq Global Select Market under the symbol “CELL.” On June 24, 2009, the last sale price of our common stock as reported by NASDAQ was $6.01 per share.
          Investing in our common stock involves risks. See “Risk Factors” on page 2 of this prospectus and the risk factors that are incorporated by reference from our annual report on Form 10-K for the year ended December 31, 2008, for information that you should consider before making any investment decision.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June ___, 2009

i

About This Prospectus
          Unless the context requires otherwise, reference in this prospectus to “we,” “us,” “our,” “Brightpoint” or “the company” refers to Brightpoint, Inc. and its consolidated subsidiaries, and the term “you” refers to a prospective investor.
          On July 31, 2007, we acquired all of the capital stock of Dangaard Telecom A/S, a Danish company, from its sole shareholder, Dangaard Holding A/S. Dangaard Holding A/S subsequently changed its name to NC Telecom Holding A/S and is referred to in this prospectus as NC Holding or the selling shareholder. We are registering the shares of common stock covered by this prospectus on this shelf registration statement pursuant to a registration rights agreement that we entered into with NC Holding in connection with our acquisition of Dangaard Telecom.
          Of the shares issued to NC Holding in connection with the acquisition, initially 3,000,000 shares were placed in escrow with American Stock Transfer & Trust Company to secure NC Holding’s indemnification obligations under the acquisition agreement. We have previously made indemnification claims against NC Holding pursuant to the acquisition agreement which we believe are in excess of the value of these 3,000,000 shares. We understand that NC Holding intends to defend against these claims, and we can give no assurance that all or any part of our indemnification claims against NC Holding will be successful. Of these 3,000,000 shares, 2,000,000 remain in the escrow account and 1,000,000 shares have been released from escrow subject to our reservation of a right to assert a claim for indemnification. Although the 2,000,000 shares that remain in the escrow account are included in the shares covered by this prospectus, such shares may not be released from the escrow account until the proceeds of the sale of such shares have been deposited into the escrow account.
          This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the selling shareholder identified in this prospectus in the section entitled “Selling Shareholder” may, over time, offer and resell the shares of common stock covered by the shelf registration statement. We will not receive any proceeds from the resale by the selling shareholder of the shares of common stock covered by the shelf registration statement.
          This prospectus provides you with some of the general terms that may apply to an offering of our common stock by the selling shareholder. Each time the selling shareholder offers shares of our common stock for resale pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and the specific manner in which such shares may be offered, including the offering price. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the particular offering. Any prospectus supplement may also add to, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.
          You should read carefully both this prospectus, including the information incorporated by reference herein as set forth herein under the heading “Incorporation of Certain Documents by Reference,” and the applicable prospectus supplement, before making an investment decision.
          The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the common stock offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned herein under the heading “Where You Can Find More Information.”

          The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided or incorporated by reference in this prospectus and the applicable prospectus supplement. Neither we nor the selling shareholder have authorized anyone else to provide you with different information. This prospectus is not an offer to sell nor is it a solicitation of an offer to buy any security in any jurisdiction where the offer or sale is not permitted. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus or incorporated by reference herein is correct as of any time subsequent to its date. Our business, financial condition, results of operations and prospects may have changed since such dates.
Our Business
          Brightpoint, Inc. is a global leader in the distribution of wireless devices and accessories and provision of customized logistic services to the wireless industry. We have operations centers and/or sales offices in various countries including Australia, Austria, Belgium, Colombia, Denmark, Finland, France, Germany, Guatemala, India, Italy, the Netherlands, New Zealand, Norway, Portugal, Russia, Singapore, Slovakia, South Africa, Spain, Sweden, Switzerland, the United Arab Emirates, the United Kingdom and the United States. We provide customized integrated logistic services including procurement, inventory management, software loading, kitting and customized packaging, fulfillment, credit services and receivables management, call center and activation services, website hosting, e-fulfillment solutions, reverse logistics, transportation management and other services within the global wireless industry. Our customers include mobile network operators, mobile virtual network operators, resellers, retailers and wireless equipment manufacturers. We distribute wireless communication devices and we provide value-added distribution and logistic services for wireless products manufactured by companies such as Apple, High Tech Computer Corp., Kyocera, LG Electronics, Motorola, Nokia, Research in Motion, Samsung, Siemens, Sony Ericsson and UTStarcom.
          Our principal executive offices are located at 7635 Interactive Way, Suite 200, Indianapolis, Indiana 46278 and our phone number is (317) 707-2355. In addition, our website is www.brightpoint.com. We have included our website address for reference only. Information on our website or that can be accessed through our website is not incorporated by reference into and does not form a part of this prospectus or any prospectus supplement.
Risk Factors
          Any investment in shares of our common stock involves a high degree of risk. You should consider carefully the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the applicable prospectus supplement or appearing or incorporated by reference in this prospectus and the applicable prospectus supplement before purchasing any of our securities. You should also consider the risks, uncertainties and assumptions discussed in our annual report on Form 10-K for the year ended December 31, 2008, as updated by our subsequent filings with the SEC and incorporated by reference in this prospectus. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. Moreover, these risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, operating results and financial condition.

Forward-Looking Statements
          Certain statements in this prospectus or the documents incorporated by reference in this prospectus constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry and include those relating to future events, performance and/or achievements. Actual future results may differ materially from the forward-looking statements included or incorporated by reference in this prospectus.
          We have attempted to identify forward-looking statements by the use of words such as “may,” “should,” “will,” “could,” “estimate,” “project,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “plan,” “seek,” “expect,” “future” and “intend” or the negative of these terms or other comparable expressions which are intended to identify forward-looking statements. These statements are only predictions and are not guarantees of future performance. They are subject to known and unknown risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause our actual results to differ materially from those expressed or forecasted in, or implied by, the forward-looking statements. Some, but not all of the factors that may cause these differences will be discussed in the “Risk Factors” section of the applicable prospectus supplement and in other information incorporated by reference into this prospectus. Readers are cautioned not to place undue reliance on any of these forward-looking statements as they speak only as of the date that they were made. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and the risk factors contained in the applicable prospectus supplement or in documents incorporated by reference into this prospectus. Moreover, unless we are required by law to update them, we will not necessarily update any of these forward-looking statements after the date of this prospectus, either to conform them to actual results or to changes in our expectations.

Use of Proceeds
          We will not receive any proceeds from the sale of common stock by the selling shareholder named in this prospectus.
Selling Shareholder
          On July 31, 2007, we acquired all of the capital stock of Dangaard Telecom A/S from its sole shareholder, NC Holding, pursuant to a stock purchase agreement dated as of February 19, 2007, as amended on April 19, 2007, May 17, 2007 and June 15, 2007, among us, NC Holding, Dangaard Telecom A/S and Nordic Capital Fund VI.
          We are registering for resale the shares of common stock held by NC Holding pursuant to a registration rights agreement that we entered into with NC Holding in connection with our acquisition of Dangaard Telecom A/S. NC Holding may, in accordance with the terms of the registration rights agreement, offer and sell up to an aggregate of 30,000,000 shares of our common stock pursuant to this prospectus together with any applicable prospectus supplement.
          Pursuant to the terms of the shareholder agreement that we entered into with NC Holding upon the closing of the Dangaard Telecom A/S acquisition, NC Holding has the right to propose between one and three individuals for election or appointment to our board of directors. This right is subject to the final approval of each such designee by our board’s corporate governance and nominating committee, applying reasonable and uniform standards consistent with both its past practices and our corporate governance principles and after it determines that such designee satisfies the independence requirements under NASDAQ Marketplace Rules. This right is contingent upon the percentage of our common stock owned by NC Holding as follows:
•	for as long as it owns at least 27.5% of our then outstanding common stock, NC Holding will retain its designee proposal right with respect to three designees;

•	for as long as it owns at least 17.5% but less than 27.5% of our then outstanding common stock, NC Holding will retain its designee proposal right with respect to two designees; and

•	for as long as it owns at least 7.5% but less than 17.5% of our then outstanding common stock, NC Holding will retain its designee proposal right with respect to one designee.
          NC Holding currently owns 36.6% of our outstanding common stock, and three individuals it proposed for election or appointment, each of whom is independent of the Company under applicable Nasdaq Marketplace Rules, serve on our board of directors. In the event, and at such time as, the number of directors with respect to which NC Holding has designee proposal rights is reduced in accordance with the foregoing, upon request from us, NC Holding shall immediately cause the requisite number of its designated directors to resign from our board of directors.
          Also pursuant to the terms of the shareholder agreement, until the earlier of (a) the date on which NC Holding owns less than 7.5% of our outstanding common stock and (b) the date on which NC Holding (i) owns less than 10% of our outstanding common stock, (ii) has no designee serving as a member of our board of directors and (iii) has irrevocably given up its director designee rights, NC Holding will be required to vote all of its shares in favor of all director candidates and shareholder proposals (other than those seeking approval to authorize a merger, sale of all or substantially all of our common stock or assets or other similar business combination or for matters related to the foregoing) recommended by our board of directors.

          The applicable prospectus supplement for any offering of common stock by the selling shareholder will include the following information:
•	the nature of any position, office or other material relationship that the selling shareholder has with us or any of our affiliates;

•	the number of shares held by the selling shareholder before and after the offering; and

•	the number of shares of our common stock offered by the selling shareholder.

Plan of Distribution
          In accordance with the registration rights agreement, all costs, expenses and fees incurred in connection with the registration of the shares offered by this prospectus other than (i) those of any counsel and other experts retained by the selling shareholder, (ii) all fees and expenses of the underwriters, if any, for the offering not paid by the underwriters, and (iii) all underwriting discounts and commissions and transfer taxes, if any, shall be borne by us, up to a specified amount. Brokerage costs, if any, attributable to the sale of the selling shareholder’s shares will be borne by the selling shareholder.
          Shares of common stock may be sold to one or more underwriters for public offering and sale by them. Any underwriter involved in the offer and sale of shares of common stock will be named in the applicable prospectus supplement to the extent required.
          The selling shareholder may:
•	sell shares of common stock in a firm commitment underwritten offering to one or more underwriters for resale to individuals or institutional investors;

•	sell shares of common stock in a block trade in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; and

•	enter into option or other types of transactions that require the selling shareholder to deliver our common stock to a broker-dealer or an affiliate thereof or other third party, who may then resell or transfer the common stock pursuant to this prospectus.
          The selling shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, Section 4(1) under the Securities Act, if available, or any other available exemption from registration under the Securities Act rather than under this prospectus.
          In connection with the sale of shares of common stock, underwriters may be compensated in the form of underwriting discounts or commissions. The shares of common stock will be acquired by the underwriters for their own account and may be resold from time to time, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of the sale, or at prices related to such prevailing market prices, or at negotiated prices. The shares of common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters to purchase the shares of common stock offered will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered shares of common stock if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
          We will describe in the applicable prospectus supplement any compensation that may be paid to underwriters in connection with the offering of shares of common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers participating in the distribution of shares of common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the shares of common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

          The selling shareholder may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. The selling shareholder may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if the selling shareholder defaults in the performance of its obligations, the pledgees or secured parties may offer and sell our common stock from time to time pursuant to this prospectus. Such financial institution, pledgee or secured party will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to this Registration Statement).
          To facilitate the offering of shares of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the shares of common stock. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than the selling shareholder sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
          Certain of the underwriters, dealers and their associates may engage in transactions with and perform services for us and the selling shareholder in the ordinary course of our respective businesses for which they receive compensation.
          Under the registration rights agreement we entered into with NC Holding, we have agreed to indemnify NC Holding and its successors and permitted assigns against certain liabilities under the Securities Act.
          The selling shareholder is subject to applicable provisions of the Exchange Act and the SEC’s rules and regulations, including Regulation M, which provisions may limit the timing of purchases and sales of the shares by a selling shareholder.
          In order to comply with certain states’ securities laws, if applicable, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

Description of Common Stock
          General
          We are authorized to issue 100,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of the date of this prospectus, there are 82,008,463 shares of common stock outstanding, and no shares of preferred stock are outstanding.
          Common Stock
          Subject to the rights specifically granted to holders of any then outstanding shares of our preferred stock, our common shareholders are entitled to one vote for each share held of record on all matters to be voted on by shareholders. Our common shareholders do not have cumulative voting rights. The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors in its discretion out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share ratably the assets of the company, if any, legally available for distribution to them after payment of debts and liabilities of the company and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of shares of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable.
          Transfer Agent
          The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, New York, New York.
          The description of our common stock contained in our Registration Statements on Form 8-A, filed with the SEC and all amendments or reports filed by us for the purpose of updating those descriptions are incorporated herein by reference.
Legal Matters
          Blank Rome LLP of New York, New York, has acted as counsel for the company in connection with this offering. Ice Miller LLP of Indianapolis, Indiana will pass upon the validity of the shares of common stock being offered by this prospectus.
Experts
          The consolidated financial statements and schedule of Brightpoint, Inc. appearing in Brightpoint, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, as revised by a Current Report on Form 8-K dated June 1, 2009, and the effectiveness of Brightpoint, Inc.’s internal control over financial reporting appearing in Brightpoint, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
          The consolidated financial statements of Dangaard Telecom A/S as of September 30, 2005 and 2006, and for each of the years in the three-year period ended September 30, 2006, are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Statsautoriseret Revisionspartnerselskab (Partnership of State Authorized Public Accountants), independent accountants, incorporated by reference herein and in the registration statement, and upon the authority of said firm as experts in accounting and auditing. As discussed in Note 35 to these consolidated financial statements, the consolidated balance sheet as of September 30, 2006 and 2005 and the related consolidated income statement for the year ended September 30, 2006 have been restated.
Incorporation of Certain Documents By Reference
          The SEC allows us to “incorporate by reference” the information we file with them. This means that we may disclose important information to you by referring you to other documents filed separately with the SEC. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information in this prospects and the documents listed below. Our SEC file number for documents we file under the Exchange Act is: 001-12845. We incorporate the documents listed below:
•	our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 25, 2009;

•	our Definitive Proxy Statement on Form 14A filed with the SEC on March 23, 2009;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2009, filed with the SEC on May 7, 2009;

•	our Current Reports on Form 8-K filed with the SEC on February 9, 2009 (only with respect to Items 2.05, 2.06, 3.03, 5.02 and 9.01 (exhibit 4.1 only)), March 13, 2009, May 8, 2009, May 21, 2009, June 1, 2009 and June 18, 2009;

•	the amendment to our Current Report on Form 8-K filed with the SEC on February 27, 2009;

•	Annex A to our Registration Statement on Form S-3 filed with the SEC on November 19, 2007;

•	The Consolidated Financial Statements of Dangaard Telecom A/S as of September 30, 2006 and 2005 and for the three years ended September 30, 2006 included in Annex C-(1) to our Definitive Proxy Statement on Form 14A filed with the SEC on June 20, 2007;

•	all reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement of which this prospectus forms a part; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K which is not deemed to be filed and is not incorporated by reference herein; and

•	the description of our common stock contained in our Registration Statements on Form 8-A, filed with the SEC and all amendments or reports filed by us for the purpose of updating those descriptions.
          All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the dates of filing of such reports and other documents; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K, which is not deemed to be filed and is not incorporated by reference herein.

          You may request a copy of these filings, at no cost, by writing or telephoning us at Brightpoint, Inc., 7635 Interactive Way, Suite 200, Indianapolis, Indiana, Attention: Investor Relations, Telephone: (317) 707-2355.
Where You Can Find More Information
          We have filed a registration statement on Form S-3, as amended, with the SEC relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC.
          We are subject to the informational requirements of the Exchange Act and we file reports, proxy statements and other information with the SEC.
          You may read and copy any of the reports, statements, or other information we file with the SEC at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy statements, information statements and other information regarding issuers that file electronically with the SEC.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
          The expenses payable by the Registrant in connection with the preparation of the registration statement and the issuance and distribution of the securities being registered (estimated except for the SEC registration fee) are as follows:

SEC registration fee	$10,194
Accounting fees and expenses	200,000
Legal fees and expenses	300,000
Miscellaneous expenses	25,000

Total	$535,194

Item 15. Indemnification of Directors and Officers.
          The Indiana Business Corporation Law (“IBCL”) provides that a corporation may indemnify any individual made a party to a proceeding (including a proceeding by or in the right of the corporation) because the individual is or was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if the individual acted in good faith and reasonably believed (i) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in the corporation’s best interests and (ii) in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests. In the case of any criminal proceeding, the individual must have also had either reasonable cause to believe the conduct was lawful or no reasonable cause to believe that it was unlawful. In addition, Section 23-1-37-9 and Section 23-1-37-13 provide that a corporation, unless limited by its articles of incorporation, must indemnify a director or officer who was wholly successful in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding.
          Section 23-1-35-1(e) of the IBCL provides that a director is not liable for any action taken as a director, or any failure to act, unless the director has breached or failed to perform the duties of the director’s office in compliance with Section 23-1-35-1 and the breach or failure to perform constitutes willful misconduct or recklessness. Subject to this standard, Section 23-1-35-4 provides that a director who votes or assents to distributions in violation of the IBCL or the articles of incorporation is personally liable to the corporation for the amount of the illegal distribution and is entitled to contribution from the other directors who voted for or assented to such distribution and the shareholders who received the distribution.
          Article VI of the Registrant’s Amended and Restated Articles of Incorporation outlines the necessary factors for compliance with Section 23-1-35-1 of the IBCL. In addition, Article VII of the Registrant’s Amended and Restated Articles of Incorporation and Article XX of the Amended and Restated By-Laws of the Registrant provide in substance that, to the fullest extent permitted by Indiana law, each director and officer shall be indemnified by the Registrant against reasonable costs and expenses, including attorneys’ fees, and any liabilities which may be incurred in connection with any action to which he may be made a party by reason of having been a director or officer of the Registrant.
          The indemnification provided by the Registrant’s By-Laws is not deemed exclusive of or in any way to limit any other rights to which any person seeking indemnification may be entitled.
          The Registrant has also entered into certain agreements wherein it has agreed, subject to certain limitations, to indemnify its officers and directors for judgments, fines, assessments, interest and other charges they may incur as a party, witness or other participant in any threatened, pending or completed actions, suits or proceeding by reason of their acting as an officer, director, employee or agent of the Registrant or any of its subsidiaries, provided that the indemnified party acted in good faith in a manner such person believed to be in or not opposed to the best interests of the Registrant and, with respect to certain matters, had no reasonable cause to believe that his conduct was unlawful. The agreements also provide that upon a “change of control” of the Registrant, as defined in the agreements, the Registrant will be required to designate and set aside certain funds for possible future payments of the indemnified parties pursuant to the agreements.
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
          The Registrant maintains directors’ and officers’ liability insurance, the effect of which is to indemnify directors and officers of the Registrant and its subsidiaries against certain losses.
Item 16. Exhibits.

3.1	Amended and Restated Articles of Incorporation of Brightpoint, Inc. (formerly Brightpoint Indiana Corp.)(1)

3.2	Amended and Restated By-Laws of Brightpoint, Inc. (formerly Brightpoint Indiana Corp.)(2)

5.1	Opinion of Ice Miller LLP*

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm of Brightpoint, Inc.*

23.2	Consent of KPMG Statsautoriseret Revisionspartnerselskab (Partnership of State Authorized Public Accountants), Independent Accountants of Dangaard Telecom A/S*

23.3	Consent of Ice Miller (included in Exhibit 5.1)*

24	Power of Attorney (included on the signature page of the Registration Statement)*

*	Filed herewith.

(1)	Incorporated by reference to the applicable exhibit filed with the Company’s Current Report on Form 8-K filed on May 21, 2009.

(2)	Incorporated by reference to the applicable exhibit filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on February 29, 2008.
Item 17. Undertakings
The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (d) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (e) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.
          The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on the 25th day of June 2009.

BRIGHTPOINT, INC.
By:	/s/ Robert J. Laikin
Robert J. Laikin
Chairman of the Board and Chief Executive Officer

          Each person whose signature appears below authorizes each of Robert J. Laikin and Steven E. Fivel, or either of them acting individually, as his true and lawful attorney-in-fact, each with full power of substitution, to sign the Registration Statement on Form S-3 of Brightpoint, Inc., including any and all pre-effective and post-effective amendments, in the name and on behalf of each such person, individually and in each capacity stated below, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Laikin Robert J. Laikin	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2009

/s/ Anthony W. Boor Anthony W. Boor	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 25, 2009

/s/ Vincent Donargo Vincent Donargo	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	June 25, 2009

/s/ Jan Gesmar-Larsen	Director	June 25, 2009

Jan Gesmar-Larsen

/s/ Eliza Hermann	Director	June 25, 2009

Eliza Hermann

/s/ Jorn P. Jensen	Director	June 25, 2009

Jorn P. Jensen

/s/ Thorleif Krarup	Director	June 25, 2009

Thorleif Krarup

Signature	Title	Date

/s/ Marisa E. Pratt	Director	June 25, 2009

Marisa E. Pratt

/s/ Richard W. Roedel	Director	June 25, 2009

Richard W. Roedel

/s/ Jerre L. Stead	Director	June 25, 2009

Jerre L. Stead

/s/ K.P. Wilska	Director	June 25, 2009

K.P. Wilska